Exhibit 99.1

News Release

Contact:	Baker Hughes Incorporated
Gary R. Flaharty (713) 439-8039	P.O. Box 4740
H. Gene Shiels (713) 439-8822	Houston, Texas 77210-4740
BHI Acquires Reservoir Consulting Firms
Dr. D. Nathan Meehan Named VP Reservoir Technology and Consulting
HOUSTON, Texas – April 16, 2008. Baker Hughes Incorporated (BHI – NYSE; EBS) announced today that it has acquired two reservoir consulting firms – Gaffney, Cline & Associates (GCA) and GeoMechanics International (GMI) – strengthening the company’s capabilities in reservoir engineering, technical and managerial advisory services and reservoir geomechanics.
The company also announced that D. Nathan Meehan, PhD, P.E. has joined Baker Hughes as Vice President, Reservoir Technology and Consulting. Dr. Meehan will lead the company’s reservoir engineering, reservoir consulting, and hydrocarbon development activities, including the GCA and GMI businesses.
“These two acquisitions are part of an ongoing effort to broaden our capabilities by expanding Baker Hughes’ traditional strength in wellbore-related technology to encompass comprehensive reservoir and midstream solutions,” said Chad C. Deaton, Baker Hughes Chairman, President and Chief Executive Officer. “The two firms will continue to operate as stand-alone consultancies while providing advice and services to enhance the reservoir-related offerings of Baker Hughes product line divisions.
“Under Dr. Meehan’s direction, GCA and GMI will bring to Baker Hughes additional capabilities in reservoir engineering and geomechanics, increasing our ability to create value for our customers,” Mr. Deaton concluded.
Gaffney, Cline & Associates
Gaffney, Cline & Associates is an international advisory firm focused on providing integrated technical and managerial services to all sectors of the oil and gas industry. For more than 45 years GCA has provided strategic and detailed advice aimed at achieving practical and commercially viable results. In addition to reservoir engineering, GCA advises a wide group of clients in exploration, reservoir evaluation, field development, drilling and production, pipeline, refining and LNG projects throughout the world. GCA has principal offices in London, Houston, Moscow, Buenos Aires, Singapore and Sydney.
GeoMechanics International
GeoMechanics International is a leader in consulting, training and software in the field of geomechanics and its application to oil and gas reservoirs. GMI was founded in 1996 by a team of experts from Stanford University’s Department of Geophysics, and each of its consultants is a recognized leader in the field of geomechanics. GMI Chairman Mark D. Zoback, PhD is a noted authority in in-situ stress determination and geomechanics. GMI applies its expert knowledge during the entire field development process to reduce exploration risk, save Non Productive Time (NPT), and increase hydrocarbon recovery. Headquartered in Houston, GMI has branch offices in California, Germany, Australia, Dubai and Kuala Lumpur.
Biography
Dr. D. Nathan Meehan (52) has more than 30 years of global experience in reservoir engineering, reserve estimation, hydraulic fracturing and horizontal well production. Previously he served as president of CMG Petroleum Consulting, an independent consultancy firm providing petroleum engineering services to major, independent and national oil companies, and oilfield service companies; Vice President of Engineering for Occidental Oil & Gas; and General Manager Exploration & Production Services for Union Pacific Resources. Dr. Meehan earned his BSc degree in Physics from Georgia Institute of Technology, his MSc degree in Petroleum Engineering from the University of Oklahoma, and his PhD degree in Petroleum Engineering from Stanford University.
Forward-Looking Statements
This news release (and oral statements made regarding the subjects of this release) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “Forward–Looking Statement”). The word “will,” and similar expressions, are intended to identify forward–looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking-statements are also affected by the risk factors described in the company’s Annual Report on Form 10-K for the year ended December 31, 2007; the company’s subsequent quarterly reports on Form 10-Q; and those set forth from time to time in our other filings with the Securities and Exchange Commission (“SEC”). The documents are available through the company’s website at http://www.bakerhughes.com/investor or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. We undertake no obligation to publicly update or revise any forward–looking statement.

Baker Hughes provides reservoir consulting, drilling, formation evaluation, completion and production products and services to the worldwide oil and gas industry.
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